U.S. SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                            FORM SB-2
        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


PARADISE RESORTS AND RENTALS , INC.
(Name of Small Business Issuer in its charter)

Nevada                          7382                          88-0426887
(State or Jurisdiction       (Primary Standard            (IRS Employer
of Incorporation or           Industrial                   Identification
Organization)                 Classification Code)            Number)



                  2040 E. Murray Holladay Road, Suite 115
                           Holladay, Utah 84117
                         Telephone: 1-888-789-5747
       (Address and telephone number of Registrant's principal executive offices and principal place of business)

(Name, address, and telephone number of agent for service)
James N. Barber
Suite 100, Bank One Tower
50 West Broadway
Salt Lake City, Utah 84101
Telephone: (801) 364-6500

Approximate date of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If the delivery of the prospectus is expected to be made pursuant to Rule
434,
check the following box.

CALCULATION OF REGISTRATION FEE

Title of        Amount to     Proposed   Proposed    Amount of
each class      be registered maximum    maximum     reg fee
of securities                 offering   aggregate
to be                         price per  offering
registered                    unit       price

Common
shares          2,000,000     $0.05    $100,000.00    $26.40

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


PART I.  INFORMATION REQUIRED IN PROSPECTUS

Initial Public Offering Prospectus

PARADISE RESORTS AND RENTALS, INC.

The Offering

                          Per Share                   Total

Public Price              $0.05                     $100,000
Underwriting
Discounts                 $0.01                     $ 20,000
Proceeds to
Paradise Resorts
and Rentals, Inc.         $0.04                     $ 80,000

This is our Initial Public Offering and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See "Risk Factors" on page 1.

Neither the Securities and Exchange Commission nor any State Securities Commission has approved nor disapproved these securities, or determined if this prospectus is truthful or complete.

This prospectus does not constitute an offer to sell or a solicitation to buy securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

A maximum of 2,000,000 shares may be sold on a "best-efforts" basis. All of the proceeds from the sale of shares will be placed in an interest-bearing escrow account by 12 o'clock noon of the fifth business day after receipt thereof, until the sum of $50,000.00, the minimum offering, is received. If less than $50,000.00 is received from the sale of the shares within 120 days of the date of this prospectus, the offer will remain open for another
120 days after which all proceeds will be refunded promptly to purchasers with interest and without deduction for commission or other expenses. Subscribers will not be able to obtain return of their funds while in escrow.

Sales commission will be paid in connection with any sales of these shares effected by brokers or registered agents. No commissions will be paid on shares sold by officers or directors of the Company. The net proceeds to Paradise Resorts and Rentals is before the payment of certain expenses in connection with this offering. These expenses are explained in the Use of Proceeds section of this prospectus.

ITEM 2.

TABLE OF CONTENTS
Item                                                          Page

Prospectus Summary                                              1
Risk Factors                                                    1
Use of Proceeds                                                 3
Determination of Offering Price                                 4
Dilution                                                        4
Plan of Distribution                                            4
Legal Proceedings                                               5
Directors, Executive Officers, Promoters and
Control Persons                                                 5
Security Ownership of Certain Beneficial Owners
And Management                                                  7
Description of Securities                                       7
Interest of Named Experts and Counsel                           8
Disclosure of Commission Position on
Indemnification for Securities Act Liabilities                  8
Organization within last five years                             9
Description of Business                                         9
Plan of Operation                                              13
Description of Property                                        13
Certain Relationships and Related Transactions                 13
Market for Common Equity and Related Stockholder
Matters                                                        14
Executive Compensation                                         14
Changes in and disagreements with accountants
on Accounting and Financial Disclosure                         14
Financial Statements                                           15

PROSPECTUS SUMMARY

     Paradise Resorts and Rentals, Inc. is a Delaware corporation whose principal place of business is located at 2040 East Murray Holladay Road, Holladay, Utah 84117, Telephone: 1-888-789-5747.

     We have acquired an equity interest in Unit 312, Wolf Lodge
Condominiums,
Eden Utah, a two-bedroom condominium unit located in the Ogden Valley of the Wasatch Mountain Range located in a canyon east of Ogden, Utah in close proximity to Pine View Reservoir, a large man-made lake, and within minutes of several golf courses and three fully developed ski resorts. We intend to rent this condominium unit on a daily, weekly or monthly basis to retail clients who desire to take advantage of the year-round recreational opportunities available in the area.

PROSPECTUS

ITEM 3.  SUMMARY INFORMATION AND RISK FACTORS

   The Company

     Paradise Resorts and Rentals, Inc. was organized under the laws of the Delaware to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware and, more specifically, to acquire interests in recreational and resort real properties and to purchase recreational equipment suitable for use in the locations of our real properties for rental to the public. See "Description of Business" herein.

   The Offering

     Paradise Resorts and Rentals, Inc. proposes to offer and sell not less than 1,000,000 or more than 2,000,000 of its no par value common shares at an offering price of Five Cents ($.05) per share. We intend to use the proceeds from this offering to purchase recreational water equipment like jet skis, wave runners, water ski boats and related equipment for rental to the public.

Amended Prospectus (Post-Effective Amendment)

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

   Release of Deposited Funds

  All funds received for the purchase of common shares of the Company will be held in escrow until a minimum of $50,000 is received. If $50,000 worth of shares are not sold, investors will receive their money back without interest.

RISK FACTORS

     We consider the following factors to be the most substantial risks to an investor in this offering in view of all facts and circumstances or which otherwise make the offering one of high risk or speculative (i.e., those factors which constitute the greatest threat that the investment will be lost in whole or in part, or not provide an adequate return).
Development Stage Company with No Operating History

     The Company is a "start-up" company which has conducted no business. It has had no revenues from operations and has very limited assets. It does not possess a reputation of stability or credit worthiness. This lack of operating history may deter some people from dealing with the Company. The Company faces all of the risks inherent in any new business. The purchase of the securities offered hereby must be regarded as the placing of funds at a high risk in a new or "start-up" venture with all the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject.

Ability of the Company to Continue as a Going Concern

     The report of the Company's auditors at June 30, 2000, the Company's most recent audited financial statement, indicates no revenues from inception. Without funding from this Offering, as to which no assurance can be given, there is substantial doubt as to the Company's ability to continue as a going concern. See "Financial Statements.".

Need for Additional Financing

     We have operated at a net loss since inception, and have generated no revenues from the business we plan to conduct. If we are unable to obtain the full amount of the offering proceeds we will be unable to acquire the rental equipment we need to generate income. In that case, our only income would be our commission on renting one condominium. Even if the maximum offering proceeds are received, the funds available to the Company from the Offering may not be adequate to buy enough equipment to conduct a profitable
recreational equipment rental business.    Therefore, our ultimate success
may
depend on our ability to raise additional capital. There is no assurance that we will be successful in raising any additional capital that may be required to develop or sustain profitable operations. If we cannot raise additional capital, we may not be unable to execute our business plan which might cause investors to lose their entire investments. Even if additional capital becomes available, as to which no assurance can be given, it is possible if not likely that it would not be available on terms which would be beneficial to the purchases of the shares offered hereby.

Dependence on Key Personnel

     None of our officers or directors has any experience in running a recreational real property and recreational equipment rental business. However, we will have to depend on their services because even if all the shares offered hereby are sold, we will not have funds available to hire outside employees. If either of the officers of the Company were to become unavailable, we would be unable to continue any active business operations.

Competition

     We will be competing with numerous other recreational property and equipment rental businesses. Dozens if not hundreds of major hotel chains operate facilities which are within an hour drive of the recreational areas we desire to serve. They offer a variety of rooms at competitive daily, weekly and monthly rates which may be more attractive to customers than the properties we may be able to rent. Boats, Jet Skis, Wave Runners, other water craft, and all sorts of related equipment can be purchased or rented from major rental agencies and equipment dealers at prices which may be cheaper than those that can be offered by the Company. Most if not all our competitors have more capital and experience, more equipment and property, and more experience and skill than we do.

No Foreseeable Dividends

     We have not paid dividends on our Common Stock in the past and the Company probably will not pay dividends in the future, even if we are profitable. Earnings, if any, are expected to be used to expand our operations and for general corporate purposes, rather than to make distributions to shareholders. An investment in the Company's common shares should only be viewed as a long term investment for those who have no need for current liquidity.

Low Minimum Offering
     The Shares are being offered by the Company on a 500,000 share minimum 2,000,000 share maximum basis. No individual, firm, or corporation has agreed to purchase or take down any of the Shares. No assurance can be given that any or all of the Shares will be sold. Sale of only part of the Shares offered hereby will limit the amount by which it will be able to acquire the equipment necessary to conduct its business. Sale of only a portion of the Shares would damage the Company's ability to execute its business plan.

No Public Market for the Company's Securities and Illiquid Nature of
Investment

     At the present time, there is no public market for any of the our common shares. There is no assurance that a public market for shares of theCompany's shares will develop after the Offering. If the Company is unable to establish a market for its common shares, purchasers of the Shares offered hereby will find it difficult to sell their shares and may, as a result, be unable to recover the money invested in the Company's shares.

     In the event a trading market does develop, the future market price of the Common Stock may be highly volatile. There could be extreme fluctuation in the stock price based upon historical data of companies of this type. Securities of issuers having relatively limited capitalization, limited market makers or securities recently issued in a public offering are particularly susceptible to fluctuation based on short term trading strategies of certain investors and many other factors. Although the initial public offering price of the Common Stock is based on the Company's assessment of current market conditions, there can be no assurance that such price will be maintained following the Offering. Therefore, Purchasers of the Common Stock may not be able to liquidate their investment readily or at all.

No Specific OTC Bulletin Board Listing Requirements

   There are no listing requirements related to the issuers or the nature or attributes of common shares traded on any market, if any, on which our Shares may eventually be traded. Investors must evaluate the risks of any investment in our stock without relying on any inference from the fact that the stock is traded on any market, if such trading should eventually occur.

Lack of Control by New Shareholders

     Our Articles of Incorporation and By-Laws do not provide for cumulative voting. As a result, persons investing in this offering will bear most of the financial risk related to our operations, will have little or no significant voice in the Company's management, and cannot be assured of ever having representation on the board of directors.

No Professional Advice

   No independent opinion regarding the terms on which our common shares are being offered has been obtained by the Company from any legal, investment banking, or other expert in the evaluation of businesses or investments. Prospective investors will be relying on the disclosures set forth in this Prospectus and on the business and investment background and experience of themselves and any advisors engaged by them as the basis for an investment decision by them.

Limited Disclosures

     The only disclosures being made in connection with this offering are those contained in this Prospectus and the Financial Statements included in this prospectus. This Prospectus contains only a limited summary of the Company and its operations, history, management, business and properties; the planned distribution; the description of the common shares; legal and accounting matters relative to the Company and the use of proceeds in this Offering.

No Assurance of Profitability

     No assurance can be given that we will achieve profitable operations.
In addition to the above risks, businesses are often subject to risks not foreseen or fully appreciated by management. In reviewing this Prospectus, potential investors should keep in mind other possible risks that could be as important, if not more important in posing threats to the profitable operation of the Company.

No Experience or Research into Market

     We have not leased any recreational real properties or rented, or attempted to rent any recreational equipment in the area where we intend to
operate our business.  As a     result, we cannot offer any assurance that
there is any significant market for the premises or recreational equipment we intend to offer to the public. Our belief that a market may exist for these items is based only on the amount of traffic to the area we want to serve. We can offer no assurance that a sufficient market for our services exists, or will exist in the future. If the market is insufficient, our business plan will fail.

ITEM 4.  USE OF PROCEEDS

     We estimate that after the deduction of legal and auditing expenses, miscellaneous unallocated expenses and printing and transfer fees which will not, in the aggregate exceed $20,700 if the minimum offering is achieved and $21,100 if the maximum is achieved, net proceeds of the offering will be not less than $29,300 and not more than $78,900. We intend to apply such proceeds in proportions we deem expedient, according to the following general guidelines. The amounts allocated below are estimates only, and we maintain the option of changing such allocations if conditions warrant.

Item                                     Amount if      Amount if
                                         Minimum Sold   Maximum Sold

Gross Amount of Proceeds:                $    50,000    $   100,000
     Legal Fees                          $    15,000    $    15,000
     Auditing Expenses                   $     5,000    $     5,000
     Transfer Fees                       $       300    $       500
     Printing Costs                      $       400    $       600
               Net Proceeds              $    29,300    $    78,900
     Purchase of boats, individual
     water craft <F1>                    $    25,000    $    71,000
     Purchase of related equipment       $     2,500    $     5,000
     Working Capital                     $     1,800    $     2,900
                      Total              $    29,300    $   78,900


ITEM 5.  DETERMINATION OF OFFERING PRICE

     The Common Shares offered by this Prospectus are being offered at Five
Cents ($.05) per share.   The price at which the Shares are being offered has
been determined by the Company alone and bears no relationship to earnings, asset value, book value or any other recognized criteria of value. We have based number of shares to be offered and the offering price on the total capital structure of the Company, the number of shares held by insiders and their desire to maintain control of a majority of the Company's outstanding shares after this offering has been completed, taking into consideration the fact that the Company may determine to offer additional shares for sale to raise additional capital. No federal or state agency has made any finding or determination as to the merits, fairness or suitability for investment of the All boats, individual water craft and related equipment will be purchased from dealers or other sellers of used equipment in the area. No such items will be purchased from officers or directors of the Company. Shares, nor has any independent third party, such as an investment banking firm or other expert in the valuation of businesses or securities, made an evaluation of the economic potential of the Company. Consequently, an investment in the Shares should only be made by prospective investors who, either directly or through their own professional advisors, have the financial and business knowledge and experience to meaningfully evaluate the merits and risks thereof. Potential investors are urged to seek and obtain independent analysis of the Company and its proposed business operations before making an investment in the Shares.

ITEM 6.  DILUTION

     Dilution is a reduction in the net tangible book value of a purchaser's investment measured by the difference between the purchase price and the net tangible book value of the Shares after the purchase takes place. The net tangible book value of Common Stock is equal to stockholders' equity applicable to the Common Stock as shown on the Company's balance sheet divided by the number of shares of Common Stock outstanding. As a result of such dilution, in the event the Company is liquidated, a purchaser of Shares may receive less than his initial investment and a present stockholder may receive more.

     As of June 30, 2000 the Company had 2,000,000 shares of common stock issued and outstanding which had a net tangible book value of $20,998, or $.099 per share. Assuming that all of the Shares offered hereby are sold, 4,000,000 shares of common stock will be issued and outstanding and the net tangible book value will be approximately $99,898 or approximately $.0244 per share. Assuming that all of the Shares offered hereby are sold, the purchasers of shares offered by this prospectus who have paid $.05 per share for their shares will suffer a dilution of $.0256 per share or 51.2% of the value of their shares, and the present shareholders will have achieved a gain of approximately $.0743 per share in the value of their shares. If the minimum number of shares offered hereby are sold, 3,000,000 shares will be outstanding and the net tangible book value will be approximately $50,298 or $.0162 per share. If the minimum number of shares offered hereby are sold, the new shareholders who have paid $.05 per shares for their shares will have incurred a dilution of $.0338 per share or 67.6% of the value of their shares, and the present stockholders will have achieved a gain of $.0661 per share in the value of their stock.

ITEM 8.  PLAN OF DISTRIBUTION
     At the present time we intend to attempt to sell the shares offered hereby through the efforts of officers and directors of the Company, both by use of our website and by word of mouth. Officers and directors will be paid no compensation in connection with the placement of any shares. No underwriter or brokerage firm has agreed to act as underwriter of the shares offered hereby, and no such underwriter or broker has agreed to either by any of the shares or sell any of them on a firm underwriting basis. However, we reserve the right to either employ securities broker dealers to sell shares or employ registered agents licensed to act as such in various states to place shares if management cannot succeed in selling them. In that event, we may pay commissions of up to 10% on all sales effected by brokers or agents.

ITEM 9.  LEGAL PROCEEDINGS

     There are no pending legal proceedings against Paradise Resorts and Rentals, Inc., and we are not aware that any person or agency has threatened any such action, or has any reason to bring such an action.

ITEM 10.  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     The following persons are the directors and officers of the Company:

     Name                     Positions Held

     Kirby Stephens                      President and Director

     Mazel Martin Shaffer     Secretary/Treasurer and Director

     Under Article V, Section 3 and Article IV, Section 1 of the By-Laws, the officers and directors of the Company will serve for periods of one year and until their successors shall be elected and shall qualify or until his or her earlier resignation or removal.

     Descriptions of the business experience of the officers and directors during the last five years follow.

     Kirby Stephens, age 44, is a career member of the United States Air Force presently stationed at Hill Air Force Base, Ogden, Utah. He is married and is the father of seven children. He presently serves as a Senior Master Sergeant in the 419th FW Civil Engineering Squadron at Hill AFB. He enlisted in the Air Force in September of 1974 when he was eighteen years old. After he completed his basis training he was stationed at Hurlbert Field, Florida and, thereafter, at Elmendorf AFB, Alaska. At Elmendorf, he completed his high school education and received his G.E.D. He left the Air Force in May of
1979 and accepted a position with the Bureau of Indian Affairs ("B.I.A.") as an electrician at the Intermountain Indian School in Brigham City, Utah. During this time he joined the 508th TFW Reserves, Hill AFB, Utah assigned to the Civil Engineering Squadron in the Interior Electrical Section. Over the last twenty years he has served in many capacities such as Trainer and Certifier in the Exterior Electric Shop, Supervisor of the Exterior Electrical
Shop and Supervisor of the Power Production Shop.   He is presently the
Superintendent of the Electrical Section in the Civil Engineering Squadron. He was elected and now serves as Vice President of the Top Three Committee for the 419th Fighter Wing. He is a volunteer for the American Red Cross and a certified first and CPR Instructor, is active in the Boy Scouts, and coaches baseball, soccer and basketball for his sons. He takes evening classes in pursuit of a college degree.

     In September, 1995 he acquired a recreational condominium known as Unit 312, Wolf Lodge, in Eden, Utah east of Ogden, in an area known as Ogden valley. This is a two-bedroom residential unit in a development which features a swimming pool, tennis courts, miniature golf, hot tub, clubhouse and tubing run which overlooks the Wolf Creek Country Club, ranked within the top five golf courses in Utah. He has sold his equity interest in the property to the Company so that we can lease or rent it unit to consumers desiring to take advantage of the recreational options in the area.

     Mazel Shaffer, age 68, attended the University of Utah for two years and has attended the Life Insurance Management Institute of America, the American National Insurance Company Management and Sales Courts, and has attended classes in real estate law at LaSalle Extension University. In May of 1995 he became one of the original employees of Freedom Mortgage, Salt Lake City, Utah. The firm was purchased by First Plus Mortgage late in 1997 and Mr. Shaffer resigned from the firm in September, 1999. At that time he began working for Northwest Mortgage Co. in Salt Lake City, Utah. Prior to May of 1995, Mr. Shaffer was employed for many years as an insurance General Agent involved in the sale of life and health insurance with agencies which utilized his skills in hiring, training and supervising sales personnel and staff. He has also been involved in securing funding for business expansion and selling real estate franchises for Realty World both in Ohio and Utah. He has also held several position as a sales consultant. Mr. Shaffer has agreed to devote as much time to the Company as may be required to serve its customers and maintain its real property and equipment.

     There are no other people who are expected to make any significant contribution to our business.

     Neither of the Directors or officers is a director of any other company.

     No bankruptcy petition has ever been filed against any officer or Director. Neither of them has been convicted of any criminal offense or had any criminal proceeding brought against him or her, excluding traffic offenses or other minor offenses. Neither of them has been, or is now subject to any order, judgment, or decree of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities. Nor has either of them been found by any court (in a civil case), the Securities and Exchange Commission or Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of the date hereof, there are 2,000,000 shares of the company's $.001 par value Common Stock issued and outstanding. The following table sets forth as of the date hereof the names and stock ownership of the officers and directors of the Company, all persons known to the Board of Directors of the Company who own of record or beneficially five per cent (5%) or more the Company's outstanding Common Stock, and the stock ownership of the Company's Officers and Directors as a group.

Title of Class     Name and address     Amount and nature     Percent of Class
                   of Beneficial Owner  of Beneficial Owner

Common Stock       Kirby Stephens        250,000 shares        12.5%
                   2028 E. 6225 South
                   Ogden, UT 84403
Common Stock       Mazel Shaffer         250,000 shares        12.5%
                   340 East Vine Street
                   Salt Lake City, UT 84117
Officers and
Directors as a
Group                                    500,000 shares        25.0%

Common Stock       Chad Wright           500,000 shares        25.0%
Common Stock       Joe Thomas            250,000 shares        12.5%
Common Stock       Rob Karz              250,000 shares        12.5%
Common Stock       Harvey Carmichael     500,000 shares        25.0%


ITEM 12.  DESCRIPTION OF SECURITIES

     Article IV of the Certificate of Incorporation of Paradise Resorts and Rentals, Inc. provides that the corporation has authority to issue up to Twenty Million (20,000,000) shares of common stock. All common shares of the corporation are of $.001 par value. All common shares of the corporation have equal voting rights regarding matters submitted to a vote of stockholders. All common shares have equal dividend and liquidation rights. Common shares of the corporation carry with them no preemptive or other right to acquire other or additional shares of the corporation.

     At the present time there are 2,000,000 shares of common stock outstanding.

ITEM 13.  INTEREST OF NAMED EXPERTS AND COUNSEL

     No expert or counsel to the Company has been hired on a contingent basis, will receive a direct or indirect interest in the Company, or was or will be a promoter, underwriter, voting trustee, director, officer or employee of the Company.

ITEM 14. DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.

     There are no provisions of the Certificate of Incorporation or the By-Laws of the Company which would have the effect of indemnifying any officer, director or controlling person of the Company from any liability of any type or sort related to the individual's service in any such capacity.

ITEM 15.  ORGANIZATION WITH LAST FIVE YEARS.
     On June 21, 2000 Paradise Resorts and Rentals, Inc. purchased all the right, title and interest of Kirby Stephens in Unit 312, Wolf Lodge Condominiums, Eden, Utah under an agreement which requires the Company to discharge Mr. Stephens' underlying trust deed obligation on the property and issue to him 250,000 restricted common shares of the Company. We intend to incorporate the availability of this unit for rental to the public with a full package of water sports equipment, including ski boats and personal water craft, for rental on a daily, weekly or monthly basis to retail consumers. On the same day we sold 250,000 common shares to Mazel Shaffer in consideration of services Mr. Shaffer has performed, and is expected to perform on behalf of the Company as a founder, officer and director of the Company.

     On June 21, 2000 the Board of Directors authorized the sale of 1,500,000 common shares to four persons in exchange for capital investments of $15,000, that is, at an offering price of One Cent ($.01) per share.

     None of these transactions were entered into at arms length. The number of shares issued to officers and directors was established by the Board of Directors without regard to the actual value of the consideration received, and exclusively out of considerations related to the equity position the officers and directors desire to maintain in the Company after the shares
offered hereby have been sold.   The number of shares sold in exchange for
$15,000 in start-up capital was determined by negotiations with the investors and is based on the amount of money per share that the investors were willing to provide, and the percentage of the outstanding shares they were willing to accept in exchange for their respective investments.

ITEM 16.  DESCRIPTION OF BUSINESS

     Paradise Resorts and Rentals, Inc. has been formed to serve what we believe is the opportunity to serve the people who take advantage of the recreational opportunities in the Wasatch Mountain Range in northern Utah east of Ogden, Utah. The first element of our business plan was to purchase the equity interest and title of Kirby Stephens in Unit 312, Wolf Lodge Condominiums. We intend to lease or rent this unit to our clients on a daily, weekly or monthly basis. This condominium unit is located in Eden, Utah less than five minutes from Pine View Reservoir, a large man made water storage reservoir which features swimming, boating, water skiing, fishing, camping and picnicking from spring through the fall season. The reservoir is located above a spectacular canyon setting of rugged overhanging cliffs. The area is particularly picturesque in the fall when the foliage turns to brilliant reds and golds.

     Wolf Lodge is also located a few minutes from Snow Basin, Nordic Valley and Powder Mountain, all of which are major ski resorts which feature excellent powder and groomed-run skiing from late November through April. All of the resorts feature complete equipment rental packages on a daily or weekly basis, and approved ski and snowboard schools. Snow Basis is scheduled to host six events of the 2002 Olympic Winter Games.

     The Wolf Lodge Condo overlooks a championship 18 hole golf course that has been rated in the top five courses in Utah. There are numerous other public and private golf courses in Weber and Davis Counties, all less than an hour's drive from the condominium.
     Other activities available within minutes of the condominium are horseback riding, hiking and back-packing, mountain biking, rock climbing and hunting.

     Wolf Lodge offers complimentary access to the Wolf Creek Country Club, tennis and basketball courts, swimming pool with waterslide, hot tub, exercise room and sauna, miniature golf, as well as banquet and meeting facilities.

     We intend to solicit other owners of condominiums, cabins and seasonal homes in the Wolf Lodge area in order to obtain leases or placement agreements with other property owners and thereby increase the range of options available to the Company's potential clients and increase the our revenues. No assurance can be given that other rental properties will be available to us.

     The second phase of the Company's business plan is to purchase water ski boats, wave runners and jet-skis, water skis, knee boards, intertubes, tow ropes and a full range of incidental equipment adequate to permit renters to fully enjoy the water sports opportunities at Pine View. The availability of this equipment will permit us to offer prospective renters of the recreational real properties a complete package featuring first class accommodations and all the boats and gear necessary to enjoy all the recreational features of this beautiful area. All the renter will be required to supply is a car or SUV to get to the canyon and travel short distances to the numerous activities that are available. We believe we can buy adequate equipment to serve this purpose on the used market from the proceeds of this offering.

     The third phase of our business has been, and will continue to be the development of an attractive internet website through which to market our vacation packages. We have registered our internet domain under the title "paradiseresortsandrentals.com" and are engaged in developing a series of web pages through which to describe the Ogden Valley area, our condominium, the wide range of recreational opportunities available within minutes of the condominium, and the water sport equipment available to clients on a package basis. We will also describe the area's ski resorts and notify prospective clients that complete ski rental packages and certified ski and snow board schools are available at the resorts. We also intend to print attractive brochures to present this information, and use print media advertising in travel magazines to get the information about our plans available to the public, insofar as funds are available to pay the costs of such advertising.

ITEM 17.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     To date, Paradise Resorts and Rentals, Inc. has conducted no active business operations except organizing the corporation, the developing the Company's business plan, acquiring the equity interest of Kirby Stephens in Unit 312, Wolf Lodge Condominiums, registering an internet domain under the name "paradiseresortsandrentals.com," and taking measures required to make this offering of common shares. We have received no income from operations. Our activities until proceeds from this offering have been received will be limited to developing our website and getting it into operation, and entering into such commercial rental agreements, if any, as may be generated from our website.
     As a result of our limited activities and the willingness of our officers to work for the Company on a limited basis without compensation, our cash demands are small. We believe we can continue to conduct the minimal operations described above for at least 120 days from the date of this prospectus without raising additional capital.

     If we are able to sell the minimum number of common shares offered hereby, we will be able to buy enough used boating and related equipment to offer integrated summer vacation packages to consumers, and to sustain our operations for at least one year. Sale of the maximum number of shares offered hereby would permit us to acquire additional, and better, equipment, and use part of the proceeds from the offering as working capital to increase advertising, improve our website, pay employees, and acquire additional equipment if consumer demand justifies such expenditures.

     We do not anticipate spending any substantial sums for research and development during the next year. We do not anticipate spending any significant sums for plant or manufacturing or operating equipment, but do intend to purchase at least one used water ski boat, several jet skis and wave runners, and enough water skis, life preservers, tow ropes, knee boards and intertubes to permit vacationing families to fully enjoy the water sport opportunities at Pine View Reservoir.

     The Company's present business is now being run by Mazel Shaffer with the assistance, as needed, of Kirby Stephens. We do not expect that situation to change during the next year. However, if our business volume requires it, we may hire one or more employees to assist Mr. Shaffer in meeting the Company's needs.

ITEM 18.  DESCRIPTION OF PROPERTY

     Other than its equity interest in Unit 312, Wolf Lodge Condominiums, the Company does not own any real property. We have a small office from which to conduct the limited activities necessary to run our business. We anticipate that our business will be operated through leads provided by our website and that Mazel Shaffer will be able to conduct all the Companies business using a business telephone land line located at our office, and an "888" mobile pager which will permit him to promptly return phone calls initiated by prospective customers.

     We have not made, and do not intend to make during the next two years, any additional investment in real estate, interests in real estate or real estate mortgages., but may attempt to secure management contracts on other recreational properties in the Pine View area so that we can increase the range of properties available to our clients.

     Unit 312, Wolf Lodge Condominiums, the condominium unit we presently own, was purchased by Mr. Stephens in September of 1995. Since that date, there has been very significant building of condominium units and other recreational properties in the canyon . The premises are in good condition, featuring a living room, two bedrooms and two baths. Unit 312 features a large deck with a beautiful mountain view, a tile fireplace, open parking and a full compliment of appliances. Management is presently doing research to establish competitive daily, weekly and monthly rental rates in the area, and intends to keep the consumer's costs for renting the unit in line with other units in the area. We have no experience from which to draw any conclusions about the number of customers who will want to rent the unit or the rates they will be willing to pay. We have no plan to make significant improvements to the property. The Company will pay the costs of routine maintenance, cleaning and any required refurbishing.

     Unit 312, Wolf Lodge Condominiums is presently covered by adequate insurance. The Company intends to provide secondary general liability insurance to protect itself from suits for injuries which may be suffered by tenants.

     There has, over the last five years, been explosive residential growth in the Ogden Valley. To our knowledge, very few of these properties are presently available to be rented by vacationing consumers. We believe we have a competitive advantage in supplying a first class vacation residence in a beautiful area which features a wide range of recreational opportunities, at reasonable rates, to a wide range of potential customers on a year-round basis, though no assurance can be given that this will be the case.

ITEM 19.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Paradise Resorts and Rentals, Inc. has entered into the following transactions with officers, directors and persons who are the beneficial owners of five percent (5%) or more of our outstanding common shares.

     1. On June 21, 2000, the Board of Directors authorized the officer of the Company to acquire the interest of Kirby Stephens, president and director, in Unit 312, Wolf Lodge Condominiums. As consideration for a quit claim deed to this residential unit, the Company agreed to discharge the underlying trust deed obligation on the unit and issue 250,000 restricted common shares of the Company to Mr. Stephens. These shares were also issued to Mr. Stephens as compensation for his services as an incorporator, officer and director of the Company.

     2. On June 21, 2000 the Board of Directors authorized the issuance of 250,000 restricted common shares of the Company to Mazel Martin Shaffer as compensation for his services as an incorporator, officer and director of the Company and for services to be performed by Mr. Shaffer in running our business operation.

     3. On June 21, 2000 the Board of Directors authorized the sale of restricted common shares to the following people in the numbers, and for the cash consideration set forth below:

     Name                No. Shares     Cash consideration
     Chad Wright         500,000        $   5,000
     Harvey Carmichael   500,000        $   5,000
     Joe Thomas          250,000        $   2,500
     Rob Karz            250,000        $   2,500
                       1,500,000        $  15,000

     These shares were issued without registration under the Securities Act of 1933 (the "1933 Act") in reliance on Section 4(2) of the 1933 Act which exempts transactions by an issuer not involving any public offering from the registration requirements of the 1933 Act.

     There have been no additional transactions between the Company and any officer, director or owner of five percent (5%) or more of the outstanding common shares of the Company.

ITEM 20.  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     There is presently no market for common shares of Paradise Resorts and Rentals, Inc. The shares are not now, and have never been traded on any securities exchange or other market. There are not now any assets or earnings from which dividends could be paid on common shares. The Board of Directors does not intend to declare dividends on common shares even if there were funds from which they could be paid.

ITEM 21.  EXECUTIVE COMPENSATION

     At this time none of our officers or directors are receiving any remuneration.

     There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation pursuant to any presently existing plan provided or contributed to by the Company. No remuneration is proposed to be paid to any officer or director except Mazel Shaffer pursuant to any existing plan. The Board of Directors will consider paying reasonable hourly compensation to Mazel Shaffer for services rendered on behalf of the Company. However, such compensation will only be paid out of operating revenues, should any such revenues be received.

ITEM 22.  FINANCIAL STATEMENTS

                      PARADISE RESORTS AND RENTALS, INC.
                          (A Development Stage Company)

                          FINANCIAL STATEMENTS
                FROM INCEPTION (JUNE 21,2000) TO JUNE 30,2000
                                       WITH
                          INDEPENDENT AUDITOR'S REPORT
                     PARADISE RESORTS AND RENTALS,
INC.                                                  (A Development Stage
Company)

CONTENTS                                                    PAGE
     Independent Auditor's Report                                   1
     Balance Sheet                                            2
     Statement of
Operations                                                            3
     Statement of Stockholders'
Equity                                           4
     Statement of Cash
Flows                                                            5
     Notes to Financial
Statements                                                    6

David T. Thomson P.C.
Certified Public Accountant


Independent Auditor's Report

Board of Directors
Paradise Resorts and Rentals, Inc.


I have audited the accompanying balance sheet of Paradise Resorts and Rentals,
Inc. (a development stage company) as of June 30, 2000 and the related statements of operations, stockholders' equity and cash flows from inception (June 21, 2000) to June 30, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on the financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Paradise Resorts and Rentals,
Inc. (a development stage company) as of June 30, 2000, and the results of its operations and its cash flows from Inception (June 21, 2000) to June 30, 2000 in conformity with generally accepted accounting principles.

As discussed in Note 1, the Company has been in the development stage since its inception on June 21, 2000. The Company has limited operating capital with current assets exceeding current liabilities by $13,072 and no operations. $9,700 of the current assets balance consists of deferred offering costs. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.


/s/ David T Tompson PC
Salt Lake City, Utah
July 13, 2000

P.O. Box 571605  Murray, Utah 84157  (801) 966-9481


                                       PARADISE RESORTS AND RENTALS, INC.
                                          (A Development Stage Company)

                                                        BALANCE SHEET

                                                                 ASSETS



                                  June 30,


                                  2000

     CURRENT ASSETS:
     Cash on
hand

       $4,300
     Deferred offering
costs                                                               9,700

     Total Current
Assets
14,000

     PROPERTY

Condominium

               78,500

     TOTAL
ASSETS

       $92,500

     LIABILITIES AND STOCKHOLDERS' EQUITY

     CURRENT LIABILITIES:
     Accounts
payable
$     -
     Accrued interest
payable                                                      139
     Note payable - current
portion                                               789

     Total Current
Liabilities                                                         928

     NONCURRENT LIABILITIES:
     Note payable - less current portion                               70,574


     STOCKHOLDERS' EQUITY:
     Common stock; $.001 par value, 1 00,000,000 shares
     authorized, 2,000,000 shares issued and outstanding     2,000
     Additional paid-in
capital
22,498
     Earnings (deficit) accumulated during the
     development
stage
            (3,500)

     Total Stockholders'
Equity                                                    20,998

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $92,500


The accompanying notes are an integral part of these financial statements.
                                                                 2
                                       PARADISE RESORTS AND RENTALS, INC.
                                         (A Development Stage Company)

                                                    STATEMENT OF OPERATIONS




                     From


                     Inception


                     (June 21, 2000)


                     to June 30,


                     2000


REVENUE

          $       -

     EXPENSES
     Organization
expense
500
     Professional
fees
3,000

     Total
expenses

      3,500

     NET INCOME
(LOSS)                                                                  $
(3,500)

     EARNINGS (LOSS) PER SHARE
$
(0.00)








The accompanying notes are an integral part of these financial statements.

3


                                       PARADISE RESORTS AND RENTALS, INC.
                                         (A Development Stage Company)

                                       STATEMENT OF STOCKHOLDERS' EQUITY




          From


          Inception
                           Common     Stock     Additional     (June 21, 2000)
                                                             Paid-in
to June 30,
                                  Shares     Amount   Capital          2000

BALANCE, June 21,
2000 (inception)          -     $       -     $     -     $      -

Shares issued at
inception to an
officer for services
at $.01 per share        250,000         250         2,250         -

Shares issued for
cash at $.01 per share,
June 2000                   1,500,000       1,500        13,500         -

Shares issued for
net value of
condominium at
an approximate
price per share
of $.028, June 2000    250,000         250         6,748          -

Net income (loss)
from June 21, 2000
(inception)
to June 30, 2000              -           -           -        (3,500)

BALANCE,
June 30, 2000        2,000,000      $ 2,000      $ 22,498     $(3,500)




The accompanying notes are an integral part of these financial statements.

4


                                                 PARADISE RESORTS AND
RENTALS,
INC.
                                                     (A Development Stage
Company)

                                                                 STATEMENT OF
CASH FLOWS



                     From


                     Inception


                     (June 21, 2000)


                     to June 30,


                     2000

     CASH FLOWS FROM OPERATING ACTIVITIES:
     Cash paid for organization costs                               $    (500)
     Cash paid for
expenses                                                           (500)

     Total cash used in operating activities                     (1,000)

     CASH FLOW FROM INVESTING
ACTIVITIES:                                           -

     CASH FLOWS FROM FINANCING ACTIVITIES:
     Issuance of common stock for cash
15,000
     Deferred offering
costs                                                           (9,700)

     Total cash provided by financing activities                    5,300

     NET INCREASE (DECREASE) IN
CASH                                             4,300

     CASH - BEGINNING OF
PERIOD                                                            -

     CASH - END OF
PERIOD                                                                  $4,300

     RECONCILIATION OF NET INCOME (LOSS) TO NET CASH
     PROVIDED (USED) BY OPERATING ACTIVITIES

     NET INCOME
(LOSS)
$(3,500)

     Adjustment to reconcile net income (loss) to net
     cash provided (used) by operating activities
     Common stock issued for
services                                            2,500
     Changes in assets and
liabilities                                                  -

     Total
Adjustments

   2,500

NET CASH PROVIDED (USED) BY OPERATING
ACTIVITIES                                              $   (1,000)

NONCASH TRANSACTIONS
Common stock issued for
services                                                $2,500
Common stock issued for Condo - net of note payable          $6,998

The accompanying notes are an integral part of these financial statements.

5

                                       PARADISE RESORTS AND RENTALS, INC.
                                            (A Development Stage Company)

                                       NOTES TO FINANCIAL STATEMENTS


NOTE      I - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - Paradise Resorts and Rentals, Inc. (the Company) was organized under the laws of the State of Delaware on June 21, 2000 and has elected a fiscal year end of December 31st . The Company was formed to acquire interests in recreational and resort real properties and to purchase recreational equipment suitable for use at the locations of Company owned real properties for rental to the public. The Company has not commenced planned principle operations and is considered a development stage company as defined in SFAS No. 7. The Company, has at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Net Earnings Per Share - The computation of net income (loss) per share of common stock is based on the weighted average number of shares outstanding during the period presented.

Income Taxes - Due to no operations or net income at June 30, 2000, no provisions for income taxes has been made. There are no deferred income taxes resulting from income and expense items being reported for Financial accounting and tax reporting purposes in different periods.

Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Depreciation - The cost of the condominium will be depreciated over its estimated useful life. Depreciation will be computed on the straight-line method for financial reporting purposes and on the MACRS method for income tax purposes.

Use of Estimates - The preparation of fmancial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported wnounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the fmancial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE      2 - COMMON STOCK TRANSACTIONS

The Company during June 2000 issued 1,500,000 of $.001 par value common stock at $.01 per share for $15,000. The Company at inception issued 250,000 shares of common stock to an officer at $.01 per share for services valued at $2,500. The Company during June 2000 issued 250,000 shares of common stock to an officer for a condominium. At the time of the acquisition of the condominium its cost was recorded at a cost not greater than the historical cost to the officer of $78,500. At the same time, the Company also assumed a note payable with a balance of $71,363 and $139 in accrued interest associated with the financing of the original purchase of the condominium. Thus, the net value of the asset acquired was $6,998 or a approximate price per share of $.028.




6

                                       PARADISE RESORTS AND RENTALS, INC.
                                           (A Development Stage Company)

                                       NOTES TO FINANCIAL STATEMENTS


NOTE 3 - RELATED PARTY TRANSACTIONS

An officer is providing free office space to the Company, the free rent was determined to have only nominal value. The Company has no employees. As of June 30, 2000, except for the stock issued for services (see note 2), no compensation has been paid or accrued to any officers or directors of the Corporation since it is of a nominal value.

NOTE 4 - NOTE PAYABLE

Condominium financing consists of a note payable with a monthly payment of $593. Interest is at 8.875%. Term of the note is through October 2025. The note payable is secured by the Condominium. The Company is also making monthly payments to an escrow account of the lender for estimated property taxes and insurance. Maturities of the note payable debt during each of the years ending June 30, 2001 through 2005 are $789, $863, $942, $1,029 and
$1,125, respectively.

NOTE 5 - PROPOSED LIMITED OFFERING OF THE COMPANY'S COMMON STOCK

The Company is in the process of preparing a Registration Statement on form SB-2 under the Securities Act of 1933, for the sale of its common. Under the offering, The Company will sell a minimum of 1,000,000 shares of common stock at a price of $.05 per share for $50,000 up to a maximum of 2,000,000 shares of common stock at $.05 per share for $ 1 00,000. The stock is being offered by The Company directly on a best efforts, minimum 1,000,000 shares to a maximum 2,000,000 shares basis with no commissions received by any person. The company estimates the direct costs of the offering to be $15,000.


ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     Since Paradise Resorts and Rentals was formed, the principal independent accountant for the Company has neither resigned or declined to stand for reelection, or has any account been dismissed. There have been no disagreements between the Company and its auditor on any manner of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which would have caused the auditor to make reference to the subject matter of the disagreement in connection with its report.

                          PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     There is no provision of our Certificate of Incorporation or Bylaws, or any statute, contract or other arrangement which contains any provision that insures or indemnifies any controlling person, officer or director from any liability related to the individual's service in that capacity.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Information on this item is set forth in the Prospectus under the heading "Use of Proceeds."

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     1. On June 21, 2000, the Board of Directors authorized the purchase by the Company of the equity interest of Kirby Stephens, president and director, in Unit 312, Wolf Lodge Condominiums and the issuance of 250,000 restricted common shares of the Company to Mr. Stephens as consideration for his condominium interest and as compensation for his services as an incorporator, officer and director of the Company. Thereafter, a Real Estate Purchase Contract was entered into by which the Company agreed to assume and pay the underlying trust deed obligation on the condominium. Mr. Stephens issued a quitclaim deed of his interest in the Unit to the Company.

     2. On June 21, 2000 the Company issued 250,000 restricted common shares to Mazel Martin Shaffer as compensation for his services as an incorporator, officer and director of the Company and for services to be performed by Mr. Shaffer in running our business operation.

     3. On June 21, 2000 the Board of Directors also authorized the sale of restricted common shares to the following people in the numbers, and for the cash consideration set forth below:

     Name                 No. Shares     Cash consideration
     Chad Wright          500,000           $   5,000
     Harvey Carmichael    500,000           $   5,000
     Joe Thomas           250,000           $   2,500
     Rob Karz             250,000           $   2,500
                        1,500,000           $  15,000

     These shares were issued without registration under the Securities Act of 1933 (the "1933 Act") in reliance on Section 4(2) of the 1933 Act which exempts transactions by an issuer not involving any public offering from the registration requirements of the Act. The Company relies on the following facts to support its claim to entitlement of that exemption.

     1. The cash purchasers of the shares are sophisticated investors who have full knowledge that Paradise is a start-up business with no operating history, and who have been fully apprized that it is without cash or assets other than its equity interest in Unit 312, Wolf Lodge Condominiums, and who understand the Company's proposed business plan.

     2. The officers and directors who are purchasing shares are fully apprized of the same facts regarding the issuer and have conceived the business plan which the Company hopes to accomplish.

     3. As a result of the foregoing, none of the purchasers of these shares is in need of the protection which would be afforded by registration under the Securities Act of 1933.

     4. The purchasers have been advised that the shares, when issued, will be "restricted securities" as that phrase is defined by paragraph (a) of SEC Rule 144 under the Act, and that in order for them to resell all or any part of the shares, they will be required to abide by the conditions set forth in that Rule.

     5. Each of the purchasers has acknowledged that he is purchasing the shares for his own account, for investment, not with a view to distribution.

     6. Each of the purchasers has consented to the imposition of a legend on the face of the certificates representing his shares to the effect that the same may not be resold without registration or the availability of an exemption from registration, and further consented to the placement of stop-transfer orders against the shares until the Company is satisfied that they are either subject to a registration statement under the Act or may be sold pursuant to some applicable exemption from registration.

     The shares were sold by management without the use of an underwriter. No commissions were paid.

     There have been no additional sales of shares of the Company.

ITEM 27.  EXHIBITS

     The Exhibits required by Item 601 of Regulation S-B, an index thereto, are attached.

ITEM 28.  UNDERTAKINGS

     The undersigned registrant hereby undertakes to:

     (a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by section 10(a)(3) of the Securities Act.

               (ii) Reflect in the prospectus any facts or events which individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee " table in the effective registration statement.

               (iii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registrations statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregated, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iv) Include any additional or changed material information on the plan of distribution.
          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1922 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX OF EXHIBITS

Name of Exhibit
Exhibit No.

Certificate of Incorporation                                    Exhibit 3.(i)
By-laws

     Exhibit 3.(ii)
Legal Opinion of James N. Barber                           Exhibit 5
Consents of Counsel and experts                            Exhibit 23


SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf bu the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, On August ____, 2000.
          PARADISE RESORTS AND RENTALS, INC.



          By: _______________________________________
                Kirby Stephens, President

SPECIAL POWER OF ATTORNEY

     The undersigned constitute and appoint Kirby Stephens their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

          PARADISE RESORTS AND RENTALS, INC.



          _______________________________________
          Mazel Martin Shaffer
          Secretary/Treasurer and Director.

     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:
Name          Title     Date


     President, CEO,
_________________________________     Director             Date: Aug. ____,
2000
Kirby Stephens

          Secretary, Treasurer
_________________________________     Director             Date: Aug. _____,
2000.
Mazel Martin Shaffer